UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:    July 30, 2014

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement

Effective July 30, 2014, the Bank Credit Agreement among Horace Mann Educators Corporation (“HMEC”), certain financial institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent, was amended and restated to 1) extend the commitment termination date to July 30, 2019 from the previous termination date of October 6, 2015 and 2) decrease the interest rate spread relative to Eurodollar base rates. The financial covenants within the agreement were not changed. As of July 30, 2014, HMEC’s outstanding balance under bank credit agreements remained $38.0 million; no change compared to the June 30, 2014 balance. This Amended and Restated Bank Credit Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

	By:	/s/ Bret A. Conklin
		Name:	Bret A. Conklin
		Title:	Senior Vice President & Controller
(Principal Accounting Officer)
Date: August 4, 2014

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